[date]

Dr. Joon S. Moon
Director
Rentrak Corporation
Post Office Box 18888
Portland, Oregon  97218-0888

Dear Dr. Moon:

      This letter agreement confirms our understanding that you will provide Rentrak Corporation ("Rentrak") with certain "Services," described in more detail below, relating to the restructuring of Rentrak's business relationship with Rentrak Japan ("RJ"). You will provide these Services according to the following terms and conditions:

1.    Services.  The Services include:

      (a) The sale to RJ of all RJ common stock currently held by Rentrak (a "Sale").

      (b) Renegotiation of the terms of Rentrak's current licensing agreement with RJ, dated _____ (the "Current Licensing Agreement"). For purposes of this letter agreement, a "Renegotiation" has occurred when Rentrak and RJ execute a duly authorized licensing agreement that covers substantially the same subject matter as the Current Licensing Agreement but differs in some material respect from the Current Licensing Agreement.

2.    Success Fees.

      (a) In the event of a Sale during the term of this letter agreement, Rentrak will pay you cash (in the form of a cashier's check or by bank wire transfer) in an amount equal to 2 percent of the total consideration paid by RJ to Rentrak or its shareholders in connection with the Sale. Such consideration may include, among other forms of payment: cash, cash equivalents, securities (other than the common stock of RJ), notes payable to Rentrak or its assignee, and any liabilities of Rentrak assumed by RJ. Rentrak will pay this fee to you in full upon closing of the Sale; provided, however, that any portion of the fee attributable to payments that are to be made by RJ after the closing of the Sale will be deferred until such payment is received by Rentrak. Any portion of the fee consisting of securities or other non-cash consideration will be valued at fair market value as of the day of closing.

      (b) In the event of a Renegotiation during the term of this letter agreement, Rentrak will pay you cash (in the form of a cashier's check or by bank wire) in an amount equal to _______________.

3. Right of First Refusal. Rentrak shall have the right to accept or reject, in its sole and absolute discretion, any offer received from RJ in connection with a Sale or Renegotiation. Rentrak will only be obligated to pay the fees described in section 2(a) and (b) above if a Sale or Renegotiation occurs within the term of this letter agreement.

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

4. Term. The term of this letter agreement will begin as of the date of your acceptance, as indicated below, and will continue until one year thereafter.

5. Exclusivity. During the term of this letter agreement, Rentrak will not enter into an agreement with any other person for the Services described in section 1 above.

6.   Representations   and  Warranties.   Neither  you  nor  Rentrak  makes  any
representation, express or implied, that a Sale or Renegotiation will occur pursuant to this agreement.

7. Governing Law. This letter agreement will be governed by and construed in accordance with Oregon law without reference to its choice of law principles.

8. Entire Agreement. This letter agreement constitutes the entire agreement between you and Rentrak concerning the subject matter of this letter agreement and supersedes any prior or contemporaneous understandings, agreements, or representations by or between you and Rentrak, written or oral, to the extent they relate in any way to the subject matter of this letter agreement.

9. Assignment. This letter agreement may not be assigned or transferred to any person by you without Rentrak's prior written consent.

10. Counterparts. This letter agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

11. Amendment. No change or amendment will be made to this letter agreement except by an instrument in writing signed on behalf of both Rentrak and you.

Please indicate your acceptance of this letter agreement by executing and returning the enclosed copy of this letter.

Very truly yours,

Rentrak Corporation

By: /s/ Paul A. Rosenbaum
   ------------------------
Title:  CEO

Accepted and agreed to this 15 day of March, 2001.

/s/ Joon S. Moon
------------------------
Dr. Joon S. Moon


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